                                                                    EXHIBIT 10.1



                          TRANSPONDER LEASE AGREEMENT

                                FOR GALAXY III R

                                    BETWEEN

                     HUGHES COMMUNICATIONS GALAXY, INC. AND

                         TVN ENTERTAINMENT CORPORATION

                               TABLE OF CONTENTS
                               -----------------

1.      The Satellites.......................................   1
        1.01  Satellites.....................................   1
        1.02  Galaxy Fleet Satellites........................   1
        1.03  C-Band Transponders............................   1
        1.04  Ku-Band Transponders...........................   2
        1.05  Specifications and Components..................   2
        1.06  Rights to Reserves or Spares...................   2

2.      Lease of Transponders................................   3

3.      Lease Rate...........................................   3
        3.01  Base Lease Rate Description....................   3
        3.02  Base Lease Rate Amount.........................   3
        3.03  Place of Payment...............................   5
        3.04  Prompt Repayment...............................   5
        3.05  Term of Lease..................................   5
        3.06  Late Payment...................................   5

4.      Delivery and Related Matters.........................   5
        4.01  Delivery.......................................   5
        4.02  Condition to Lessee's Right to Lease...........   6
        4.03  Acceptance.....................................   6
        4.04  Delivery Failure Defined.......................   6
        4.05  In Orbit Protection From Galaxy Backup.........   6
        4.06  [Reserved].....................................   6
        4.07  Galaxy Backup Option...........................   6
        4.08  [Reserved].....................................   7
        4.09  Use of Galaxy Backup By Lessee.................   7
        4.10  [Reserved].....................................   7
        4.11  Use of Galaxy Backup for Catastrophic Failure..   8
        4.12  Galaxy Backup Protection Without Movement......   8
        4.13  Entitlement to Usage...........................   9

5.      Representations and Warranties.......................   9
        5.01  Authority, No Breach...........................   9
        5.02  Corporate Action...............................  10
        5.03  Consents.......................................  10
        5.04  Litigation.....................................  11
        5.05  No Broker......................................  11


6.      Additional Representations, Warranties and
          Obligations of HCG.................................  11
        6.01  Authorization Description......................  11
        6.02  C-Band Transponder Performance Specifications..  11
        6.03  Right to Lease.................................  11
        6.04  Government Regulations.........................  11
        6.05  Not a Common Carrier...........................  12
        6.06  TT&C...........................................  12
        6.07  [Reserved].....................................  12
        6.08  Transfers by HCG...............................  12

7.      Additional Representations, Warranties and
          Obligations of Lessee..............................  12
        7.01  [Reserved].....................................  12
        7.02  Non-Interference...............................  12
        7.03  Laws...........................................  13
        7.04  Additional Usage Representations and
          Obligations........................................  13

8.      Preemptive Rights and Inspection of Facilities.......  14

9.      Transponder Spares, Reserve Transponders and
          Retained Transponders..............................  14
        9.01  Use of Transponder Spares......................  14
        9.02  Use of Reserve Transponders....................  15
        9.03  Simultaneous Failure -- Priority with
                Respect to Use of C-Band Transponder
                Spares.......................................  16
        9.04  Simultaneous Failure -- Priority with Respect to
                Use of Reserve C-Band Transponders...........  16
        9.05  HCG's Ownership of C-Band Transponders.........  16
        9.06  Notice of Intent to Substitute a Reserve C-Band
                Transponder..................................  17

10.    Termination Rights....................................  17
       10.01  [Reserved].....................................  17
       10.02  Cancellation by HCG............................  17
       10.03  HCG's Right to Transfer for Non-Payment........  19
       10.04  [Reserved].....................................  19
       10.05  Transponder Lease Termination..................  19
       10.06  Right to Deny Access...........................  20
       10.07  Return of Transponders.........................  22

11.    Force Majeure.........................................  23
       11.01  Failure to Deliver.............................  23
       11.02  Failure of Performance.........................  23

12.    Limitation of Liability/Breach of Warranty............  23
       12.01  Liability of HCG...............................  23
       12.02  Confirmed Failure..............................  23

     12.03  Repayment for Failed Transponder.................  24
     12.04  Limitation Of Liability..........................  24
     12.05  Obligations of Lessee to Cooperate...............  25

13.  Transfers...............................................  26
     13.01  Transfers by Lessee..............................  26
     13.02  Transfers by HCG.................................  27
     13.03  Additional Requirements for Transfer.............  27

14.  Affiliate...............................................  27
       15.  Monthly Satellite Reports........................  27
       16.  Confidentiality and Press Releases...............  27
     16.01  Confidential Information.........................  27
     16.02  Press Releases...................................  28

17.  Disposition of Satellite................................  28
     17.01  Continued Access to C-Band Transponder Spares and
              C-Band Reserve Transponders....................  28
     17.02  Disposition of Satellite.........................  28

18.  HCG's Option to Cancel the Lease of Lessee's
       Transponders..........................................  29
     18.01  Duration.........................................  29
     18.02  Condition to Lessee's Exercise of the Option.....  29
     18.03  Method of Option Exercise........................  29
     18.04  Effect of Option Exercise........................  31
     18.05  Obligations of Lessee Upon Option Exercise.......  31
     18.06  Obligations of HCG...............................  31
     18.07  Resolution of Disputes...........................  31
     18.08  Cessation Fees...................................  32

19.  Outage Allowance........................................  32

20.  Miscellaneous...........................................  33
     20.01  Interest.........................................  33
     20.02  Applicable Law; Entire Agreement; Modification...  33
     20.03  Notices..........................................  33
     20.04  Severability.....................................  34
     20.05  Taxes............................................  35
     20.06  Successors; Assignment...........................  35
     20.07  Headings.........................................  35
     20.08  Survival of Representations and Warranties.......  35
     20.09  No Third-Party Beneficiary.......................  35

     20.10  Non-Waiver of Breach.............................  35
     20.11  Counterparts.....................................  36
     20.12  Documents........................................  36
     20.13  Risk of Loss.....................................  36

21.  Periodic Signal Transmission............................  36

22.  HCG's Use of Eight (8) Transponders.....................  36

23.  Additional Transponder(s)...............................  36

                                    EXHIBITS

A    Galaxy Fleet Satellites
B-1  C-Band Transponder Performance Specifications: Galaxy IIIR
B-2  C-Band Transponder Performance Specifications: Galaxy Backup
C-1  [Intentionally Omitted]
C-2  [Intentionally Omitted]

F    Description of C-Band Transponder Spares

                                    ADDENDUM

I.  Defined Terms

                    GALAXY IIIR TRANSPONDER LEASE AGREEMENT
                    ---------------------------------------

     This Transponder Lease Agreement (the "Agreement") (all such defined terms herein are so capitalized and referenced in Addendum I) is made and entered into as of October 21, 1994, (the "Execution Date"), by and between Hughes Communications Galaxy, Inc. ("HCG"), a California corporation, and TVN Entertainment Corporation ("Lessee"), a Delaware corporation;

                                    RECITALS
                                    --------

     WHEREAS, HCG intends to construct, launch and operate a number of satellites, each containing C-Band capacity, and desires to lease C-Band capacity on such satellites; and

     WHEREAS, Lessee desires to lease from HCG and HCG desires to lease to Lessee certain transponders on one of such satellites.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, HCG and Lessee hereby mutually agree as follows:

1.  The Satellites
    --------------

     1.01  Satellites. HCG has launched a satellite referred to hereinafter as
           ----------
"Galaxy Backup" and shall launch one other Satellite referred to as hereinafter as "Galaxy IIIR" (or "G-IIIR") (collectively, the "Two Satellites"). HCG plans to launch certain other satellites to be located at the orbital positions listed on Exhibit A or at such other positions as to which such satellites, or their replacements in the event of a failure, may be assigned by the Federal Communications Commission or any successor agency ("FCC") (with all such satellites hereinafter referred to as the "Galaxy Fleet"). The term "Satellite" shall mean any one of the Galaxy Fleet satellites. Galaxy IIIR shall be a hybrid satellite (i.e., it shall contain both Ku-Band capacity ("Ku-Band Transponders")
           ---
and C-Band capacity ("C-Band Transponders")). Collectively, Galaxy IIIR's C-Band and Ku-Band Transponders are referred to as the "Galaxy IIIR Transponders".

     1.02  Galaxy Fleet Satellites. The orbital position of the Galaxy Fleet
           -----------------------
Satellites are set forth on Exhibit A. HCG currently plans to launch Galaxy IIIR into the 95th West Longitude orbital location in the fourth quarter of 1995.

     1.03  C-Band Transponders. Each of the Two Satellites shall have twenty-
           -------------------
four (24) C-Band Transponders (collectively, the "Transponders"). Twenty-two
(22)
of the C-Band Transponders on Galaxy IIIR shall be designated "Primary." The remaining two (2) C-Band Transponders on Galaxy IIIR shall be designated as "Reserve." "Primary C-Band Transponders" shall mean C-Band Transponders on Galaxy IIIR which are not preemptible and as to which the Owners of C-Band Transponders on the same Satellite, if a Confirmed Failure occurs, shall have the right to preempt a Reserve C-Band Transponder in accordance with Section
9.02. "Reserve C-Band Transponders" shall mean C-Band Transponders on Galaxy IIIR which shall be preemptible, in accordance with Section 9.02, by Owners of Primary C-Band Transponders located on the same Satellite that have suffered a Confirmed Failure. Each such Satellite also shall have six (6) "C-Band Transponder Spares", as defined in Section 9.01. All of Galaxy Backup's twenty-four (24) C-Band Transponders are preemptible in order to satisfy HCG's backup obligations set forth in Section 4. As used in this Agreement, "Owner" shall include the actual owner of a C-Band or Ku-Band Transponder on Galaxy IIIR, including HCG if there remain any unsold Galaxy IIIR Transponders, or any permitted assignee of such owner's Galaxy IIIR Transponder, or any lessee or licensee of HCG's, or any entity to which HCG (or any Affiliate of HCG) provides services. The term "purchase" shall include the execution of an agreement with HCG for a lease of Transponder(s).

     1.04  Ku-Band Transponders. Galaxy IIIR shall have twenty-four (24) Ku-Band
           --------------------
Transponders. Eight (8) of the Ku-Band Transponders on Galaxy IIIR shall have a frequency bandwidth of 54 MHz (the "54 MHz Transponders") and the remaining sixteen (16) Ku-Band Transponders on Galaxy IIIR shall have a frequency bandwidth of 27 MHz (the "27 MHz Transponders"), all twenty-four (24) of which shall be designated as "Primary" (collectively, the "Primary Ku-Band Transponders"). Galaxy IIIR shall have six (6) Ku-Band Transponder Spares.

     1.05  Specifications and Components. Exhibit B-1 sets forth the "C-Band
           -----------------------------
Transponder Performance Specifications", defined as certain technical specifications for the C-Band Transponders on Galaxy IIIR, including values for each C-Band Transponder for polarization isolation, interference between C-Band Transponders, frequency response, group delay, amplitude non-linearity, spurious outputs, phase shift, cross talk, stability, transmit EIRP, uplink saturation flux density, and G/T. Exhibit B-2 lists "C-Band Transponder Performance Specifications" for Galaxy Backup. HCG shall make copies of the antenna range gain contour test data available to Lessee. Exhibit C sets forth a list of the Satellite components which constitute Lessee's Transponders.

     1.06  Rights to Reserves or Spares. Ownership or the lease of C-Band
           ----------------------------
Transponders shall not give an Owner the right to preempt or use any Primary Ku-Band Transponders or Ku-Band Transponder Spares on Galaxy IIIR. Ownership or the lease of Ku-Band Transponders shall not give an Owner the right to preempt or use any Primary or Reserve C-Band Transponders or C-Band Transponder Spares on Galaxy IIIR.

2.  Lease of Transponders
    ---------------------

     HCG shall lease to Lessee, and Lessee shall lease from HCG, eight (8) Primary C-Band Transponders on Galaxy IIIR ("Lessee's Primary Transponders") and two (2) Reserve C-Band Transponders on Galaxy IIIR ("Lessee's Reserve Transponders") (Lessee's Primary Transponders and Lessee's Reserve Transponders collectively referred to as "Lessee's G-IIIR Transponders" or "Lessee's Transponders"). Lessee's Transponders shall be Transponder No. 1 through Transponder No. 10 on Galaxy IIIR: Lessee's Primary Transponders shall be Transponders No. 1 through 8 and Lessee's Reserve Transponders shall be Transponders No. 9 and 10.

3.  Lease Rate
    ----------

     3.01  Base Lease Rate Description. The lease rate for each of Lessee's
           ---------------------------
Transponders shall consist of a "Base Lease Rate" and, if Lessee elects to purchase the In Orbit Galaxy Backup protection pursuant to which Lessee shall be entitled to certain rights to utilize C-Band Transponders on Galaxy Backup in accordance with Sections 4.09 through 4.13, an "In Orbit Satellite Backup Fee". The Base Lease Rate includes payment of $[*] per month for tracking, telemetry and control service (the "TT&C Fee"). Pursuant to the TT&C Fee, the services described in Section 6.06 will be provided. Pursuant to the In Orbit Satellite Backup Fee, Lessee is entitled to utilize C-Band Transponders on Galaxy Backup in accordance with Sections 4.09, 4.11, 4.12 and 4.13. The Base Lease Rate and the In Orbit Satellite Backup Fee set forth below are on a per Transponder basis.

     3.02  Base Lease Rate Amount. The Base Lease Rate and lease terms for
           ----------------------
Lessee's Transponders shall be as follows:

          (a) The Base Lease Rate per month for each of Lessee's Transponders shall be as described in the following table, and shall be due and payable in advance on Delivery and the first day of each month thereafter through the Lease Termination Date. Lessee shall pay to HCG a deposit of $[*] payable as follows: $[*] as of the Execution Date, $[*] on or before December 31, 1994, $[*] on or before March 31, 1995, and $[*] as of Delivery. HCG shall apply the deposit toward the total Base Lease Rate due for the last month(s) of service. If one of Lessee's Transponders becomes a Failed Transponder, Lessee's rights and obligations to continue making Base Lease Rate payments, with respect to such Failed Transponder, shall be governed by Sections 12.01 and 12.03. Payments for a partial month shall be pro-rated.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                            (per Transponder basis)
Year            Lessee's Primary Transponder  Lessee's Reserve Transponder
----            ----------------------------  ----------------------------

  1                         $[*]                          $[*]
  2                         $[*]                          $[*]
  3                         $[*]                          $[*]
  4                         $[*]                          $[*]
  5                         $[*]                          $[*]
  6                         $[*]                          $[*]
  7                         $[*]                          $[*]
  8                         $[*]                          $[*]
  9                         $[*]                          $[*]
  10                        $[*]                          $[*]

          (b) Lessee shall have the right to purchase the In Orbit Satellite protection for all of Lessee's Transponders or for at the minimum of all eight (8) of Lessee's Primary Transponders by delivering to HCG a written notice of Lessee's decision to purchase the In Orbit Backup protection at any time between the Execution Date and thirty (30) days prior to the scheduled launch date. HCG shall deliver a written notice to Lessee at least sixty (60) days prior to the scheduled launch date. Lessee and HCG agree that HCG shall not be obligated to issue more than one (1) such written notice as a result of any change in the scheduled launch date. Lessee's decision to purchase such protection shall be irrevocable. If Lessee elects to purchase the In Orbit Satellite Backup protection, then the In Orbit Satellite Backup Fee for each of Lessee's Transponders shall be a per month fee of $[*], payable on Delivery and on the first day of each month thereafter until the Lease Termination Date. The In Orbit Satellite Backup Fee shall be payable as to each of Lessee's Transponders only if (i) Galaxy Backup (or any replacement of Galaxy Backup) is Available (as defined in Section 3.02(c)) to be used as a backup for such Transponder and (ii) Lessee is not paying the Monthly Lease Rate (as defined in Section 4.09(b)) for such Transponder. The In Orbit Satellite Backup Fee shall cease prior to the Lease Termination Date either when Galaxy Backup is not Available or when the Monthly Lease Rate is being paid by Lessee, but shall resume if, and when, prior to the Lease Termination Date, Galaxy Backup becomes Available or the Monthly Lease Rate is not being paid by Lessee. Payments for a partial month shall be pro-rated. If Lessee elects not to purchase the In Orbit Satellite Backup protection for Lessee's Transponders, then Lessee shall not have any right to utilize Galaxy Backup Transponders.

          (c) Galaxy Backup shall be "Available" if each of the following conditions is satisfied: (i) Galaxy Backup has been launched successfully with at least twenty-two (22) C-Band Transponders meeting its C-Band Transponder Performance Specifications, is in orbit and has not itself suffered

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     a "Catastrophic Failure," and has sufficient C-Band Transponders on it that meet its C-Band Transponder Performance Specifications to satisfy HCG's backup commitment to Lessee under this Agreement; (ii) Galaxy Backup is not already located or required to be located in the orbital position of another Galaxy Fleet Satellite for use as a replacement for such other Satellite which has experienced a late delivery, Delivery Failure or Catastrophic Failure (as defined for all Satellites pursuant to Section 4.11); and (iii) if Galaxy Backup has been moved to the orbital position of another Satellite, and no transponder owner on the failed Satellite previously in the orbital position to which Galaxy Backup has been moved contracted for the In Orbit Satellite Backup Fee or its equivalent.

     3.03  Place of Payment. All payments by Lessee shall be made to HCG at its
           ----------------
principal place of business, as designated in Section 20.03, and shall be deemed to be made only upon actual receipt by HCG. All refunds by HCG shall be made to Lessee at its principal place of business as designated in Section 20.03, and shall be deemed to be made only upon actual receipt by Lessee.

     3.04  Prompt Repayment. All refunds provided for in this Agreement to be
           ----------------
made by HCG shall be due and paid within fifteen (15) business days of notification to HCG of the occurrence of the event giving rise to such refund and any late payment by HCG to Lessee shall be with interest calculated at the rate set forth in Section 20.01, payable with the amount due and calculated from the date payment was due until the date it is received by Lessee.

     3.05  Term of Lease. Subject to Section 4.02, the term of the lease of each
           -------------
Lessee's Transponder provided for in this Agreement shall commence on Delivery and shall terminate, cancel, or expire on the tenth anniversary, unless terminated earlier pursuant to Section 10, Section 12.01, or Section 17.02 or extended pursuant to Section 10.05. The parties' rights upon the termination, cancellation, or expiration of this Agreement are set forth in Sections 10 and 12.

     3.06  Late Payment. Any late payments by Lessee of amounts due and payable
           ------------
hereunder (including, but not limited to, specified payments, damages and indemnification) to HCG shall be with interest calculated at the rate set forth in Section 20.01 payable with the amount due and calculated from the date payment was due until the date it is received by HCG.

4.  Delivery and Related Matters
    ----------------------------

     4.01  Delivery. Galaxy IIIR Delivery shall occur upon, and "Delivery,"
           --------
"Delivered" and "Deliver" as to Galaxy IIIR shall mean, (i) the placing of Galaxy IIIR in its assigned orbital position with a minimum of thirteen (13) C-Band Transponders and thirteen (13) Ku-Band Transponders meeting the requisite transponder performance specifications on such Satellite (which requirement may be met through the use of Reserve Transponders or Transponder Spares), (ii) Lessee's acceptance of such Transponders as provided for in Section 4.03, and
(iii) full payment by Lessee of all amounts due on or prior to Delivery pursuant to Section 3 or other Sections of the Agreement.

     4.02  Condition to Lessee's Right to Lease. A condition to HCG's obligation
           ------------------------------------
to lease Lessee's Transponders to Lessee, and of Lessee's right to so lease Lessee's Transponders, shall be the timely payment, both before and after Delivery, by Lessee of all amounts due to HCG pursuant to the provisions of
Section 3 or other Sections of this Agreement.

     4.03  Acceptance. HCG shall test each of Lessee's Transponders in
           ----------
accordance with an acceptance test plan to be prepared by HCG in advance of the launch of Galaxy IIIR and delivered to Lessee. Acceptance of Lessee's Transponders by Lessee shall be deemed to have occurred upon completion of the following: (a) Lessee's Transponders have passed all tests set forth in the aforementioned acceptance test plan and meet the C-Band Transponder Performance Specifications; and (b) HCG has notified Lessee in writing that it has successfully completed testing Lessee's Transponders and that Lessee's Transponders are available for service.

     4.04  Delivery Failure Defined. "Delivery Failure" of Galaxy IIIR shall
           ------------------------
mean failure, after a launch attempt has occurred, to place such Satellite in its assigned orbital position with a minimum of thirteen (13) C-Band Transponders and thirteen (13) Ku-Band Transponders meeting the requisite transponder performance specifications on such Satellite (which requirement may be met through the use of Transponder Spares or Reserve Transponders) within ninety (90) days after the launch date. As used herein, "launch attempt" shall mean the actual lift off of the launch vehicle.

     4.05  In Orbit Protection From Galaxy Backup. Galaxy Backup has been
           --------------------------------------
launched in advance of launching Galaxy IIIR in order to provide actual, in orbit C-Band protection for the Galaxy Fleet.

     4.06  [Reserved.]
            --------

     4.07  Galaxy Backup Option.
           ---------------------

          (a) If Galaxy Backup is not Available at any time prior to the expiration of ten (10) years from the date of Delivery of Galaxy IIIR, then HCG may launch a second satellite to function as the Galaxy Backup (the "Galaxy Backup Replacement").

     (b) HCG shall determine the minimum price and payment terms needed by it to build and launch the Galaxy Backup Replacement, which satellite shall have at least equivalent C-Band Transponder Performance Specifications to those of Galaxy Backup, and shall determine an estimated launch and delivery date. The Galaxy Backup Replacement shall then be offered by HCG to all entities that have committed to purchase or lease C-Band Transponders on any Galaxy Fleet Satellite and have paid a "Launch Backup Fee" or its equivalent on the same basis as it is offered to Lessee (the "Galaxy Backup Option"). Such entities shall have sixty
(60) days to deliver their response to such offer to HCG. If HCG obtains commitments for the minimum price needed by it to build and launch the Galaxy Backup Replacement, then HCG shall be obligated, subject to FCC approval, to launch the Galaxy Backup Replacement. HCG shall use its reasonable best efforts to obtain such FCC approval and to cause construction to commence and to obtain a launch date so that the Galaxy Backup Replacement is ready for delivery to a launch facility within forty (40) months, and placed in its assigned orbital position and operational within sixty (60) months, of HCG's receipt of the requisite commitments. The Galaxy Backup Replacement shall then function as Galaxy Backup.

4.08  [Reserved.]
       --------

4.09  Use of Galaxy Backup By Lessee.
      ------------------------------

     (a) Pursuant to Sections 4.09 through 4.13, Lessee shall have certain rights to use C-Band Transponders on Galaxy Backup, provided that Lessee has paid the In Orbit Satellite Backup Fee in accordance with Section 3.02 (b).

     (b) If and when a C-Band Transponder on Galaxy Backup is leased by Lessee in accordance with Sections 4.11 through 4.12, Lessee shall begin paying a monthly lease payment in the amount of the Base Lease Rate per C-Band Transponder (the "Monthly Lease Rate") (which payment shall include the TT&C Fee of $[*]).

     (c) Nothing shall prevent HCG from using Galaxy Backup for other services or as a backup for satellites not part of the Galaxy Fleet so long as, if Galaxy Backup is needed to backup Galaxy IIIR (in accordance with Sections 4.11 and 4.12) or the other Galaxy Fleet Satellites, then such other service or use is preemptible. HCG shall be entitled to use Galaxy Backup only in orbital positions assigned to it by the FCC or to which the FCC allows it to be moved. Galaxy Backup shall not be moved to another orbital position at a rate faster than 1.5 degrees per day unless backing up a failure of Galaxy IIIR or another Galaxy Fleet Satellite which has suffered a Catastrophic Failure (as defined in the equivalent to Section 4.11 in the purchase agreement of any other Owner).


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     4.10  [Reserved.]
            --------

     4.11  Use of Galaxy Backup for Catastrophic Failure. If, after successful
           ---------------------------------------------
Delivery of Lessee's Transponders on Galaxy IIIR, Galaxy IIIR experiences a "Catastrophic Failure" (which shall mean twelve (12) or more C-Band Transponders on such Satellite becoming Failed Transponders), then the following shall occur:

          (a) HCG, subject to FCC approval (which HCG shall promptly use its best efforts to obtain), shall, at HCG's option, either (i) cause Galaxy Backup, provided it is Available, to be moved to the orbital position of Galaxy IIIR within seven (7) days of the earlier of notification to HCG or HCG's knowledge of such Catastrophic Failure or (ii) lease to Lessee an equivalent number of C-Band Transponders on Galaxy Backup, up to the number of Lessee's Transponders that have become Failed Transponders at Galaxy Backup's then-existing orbital location, provided Galaxy Backup is Available;

          (b) Subject to Section 4.13, Lessee shall lease a number of C-Band Transponders on Galaxy Backup equal to the number of Lessee's Transponders and shall pay the Monthly Lease Rate for each such C-Band Transponder on Galaxy Backup that it is leasing. However, if HCG selects the option specified in this Section 4.11(a)(ii), above, then, subject to Section 4.13, Lessee shall have the right, provided that such C-Band Transponders are "non-committed" (as defined below), to lease an equivalent number of C-Band Transponders on Galaxy Backup, up to the number of Lessee's Transponders that have become Failed Transponders within thirty (30) days after the occurrence of the event giving rise to the right; and

          (c) Lessee shall continue such lease of Galaxy Backup C-Band Transponders until the earlier to occur of (i) the successful placement with the requisite number of C-Band Transponders (i.e., thirteen (13))
                                                       ---
     meeting the C-Band Transponder Performance Specifications by HCG of a replacement Satellite in Galaxy IIIR orbital position, or (ii) the end of Galaxy Backup's useful life, (iii) in the event HCG has selected the option as set forth in Section 4.11(a)(ii), above, the movement or use of Galaxy Backup in the event of a late delivery, Delivery Failure, or Catastrophic Failure of any other Galaxy Fleet Satellite, or (iv) with respect to Lessee's Reserve Transponders, HCG's cancellation of the lease of Lessee's Reserve Transponders pursuant to Section 18.

HCG agrees that the "Delivery Failure" and "Catastrophic Failure" definitions shall require the same or a greater level of failure for all other Galaxy Fleet Satellites for the purposes of determining whether HCG is obligated to move Galaxy Backup to a new orbital location.

     4.12  Galaxy Backup Protection Without Movement. If any of Lessee's
           -----------------------------------------
Transponders become Failed Transponders, then the following shall occur:

          (a) Subject to Section 4.13, Lessee shall have the right, provided that such C-Band Transponders are "non-committed" (as defined below), to lease an equivalent number of C-Band Transponders on Galaxy Backup, up to the number of Lessee's Transponders that have become Failed Transponders. Lessee shall have the right to lease such C-Band Transponders in whatever location Galaxy Backup may then be, provided that Lessee commits to such a lease within thirty (30) days following the occurrence of the event giving rise to the right;

          (b) Lessee shall pay the Monthly Lease Rate for each such C-Band Transponder on Galaxy Backup that it is leasing; and

          (c) Lessee shall continue such lease of Galaxy Backup C-Band Transponders until the earliest to occur of (i) the successful placement with the requisite number of C-Band Transponders meeting the C-Band Transponder Performance Specifications by HCG of a replacement Satellite (excluding Galaxy Backup), in the Galaxy IIIR orbital position, at which time Lessee, if Galaxy Backup is Available, shall commence or resume, as appropriate, paying the monthly In Orbit Satellite Backup Fee, (ii) the end of Galaxy Backup's useful life, or (iii) the movement or use of Galaxy Backup in the event of a late delivery, Delivery Failure, or Catastrophic Failure of any other Galaxy Fleet Satellite, or (iv) with respect to Lessee's Reserve Transponders, HCG's cancellation of the lease of Lessee's Reserve Transponders pursuant to Section 18.

     A C-Band Transponder on Galaxy Backup shall be deemed to be "non-committed" if such C-Band Transponder is not already being used by an entity having priority over Lessee pursuant to the exercise of its right to use such C-Band Transponder as a result of payment to HCG for an "In Orbit Satellite Backup Fee" or its equivalent, in connection with its purchase or lease of a transponder or transponders on a Satellite.

     4.13  Entitlement to Usage. If Owners of Primary C-Band Transponders on
           --------------------
Galaxy IIIR become simultaneously entitled to lease C-Band Transponders on Galaxy Backup, then the Owner of the Primary C-Band Transponder (or Owner's predecessor in interest) who first executed a transponder purchase agreement with HCG for the purchase of a Primary Transponder shall have a priority as to the Galaxy Backup Transponders. Owners of Primary C-Band Transponders on Galaxy IIIR shall have priority over Owners of Reserve C-Band Transponders on Galaxy IIIR, in all instances, as to the use of Galaxy Backup Transponders, and the Reserve

C-Band Transponder Owner's use of Galaxy Backup shall therefore be preemptible as provided for herein.

5.  Representations and Warranties
    ------------------------------

     HCG and Lessee each, except as expressly indicated herein, represent and warrant to, and agree with, the other that:

     5.01  Authority, No Breach. It has the right, power and authority to enter
           --------------------
into, and perform its obligations under, this Agreement. The execution, delivery and performance of this Agreement shall not result in the breach or nonperformance of any agreements it has with third parties.

     5.02  Corporate Action. It has taken all requisite corporate (or
           ----------------
partnership, as appropriate) action to approve the execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon itself in accordance with its terms.

     5.03  Consents. The fulfillment of its obligations hereunder will not
           --------
constitute a material violation of any existing applicable law, rule, regulation or order of any governmental authority. All necessary or material appropriate public or private consents, permissions, agreements, licenses, or authorizations to which it or any Transponder or any Satellite may be subject have been or shall be obtained in a timely manner; provided, however, that it shall be HCG's sole responsibility to obtain any regulatory approvals needed to enable it to lease Transponders as provided for in this Agreement. Notwithstanding the above, HCG and Lessee acknowledge that the transactions set forth in this Agreement may be challenged before the FCC or a court of competent jurisdiction by other persons or entities not parties hereto. In such event, HCG and Lessee agree that HCG shall use its best efforts, and Lessee shall use reasonable efforts, before the FCC, and the courts if an appeal from an FCC order is taken, to support HCG's right to lease and Lessee's right to lease Lessee's Transponders and shall fully cooperate with each other in these endeavors. Lessee alone shall have the right to determine how much and to whom it will incur legal expenses in connection with any proceeding arising out of its obligations under this Section
5.03. If, however, by written order, the FCC or a court of competent jurisdiction shall determine that HCG may not lease and Lessee may not lease Lessee's Transponders under the terms and conditions set forth herein, then HCG and Lessee shall seek immediate review of such order before the FCC or an appellate court or shall, if possible, reconstitute the transaction to comply with such order and to provide Lessee with use of "equivalent capacity" on the Satellites and to provide HCG with the "price provided for herein." As used herein, "equivalent capacity" shall mean the same number of Transponders leased by Lessee pursuant to this Agreement; provided that there is no material adverse change in the provisions of this Agreement regarding lease rate taking into account payment terms using a present value analysis, Warranty Period, use of Transponder Spares and Reserve Transponders, and C-Band Transponder Performance Specifications. As used herein, "price provided for herein" shall mean the total lease rate payable to HCG, taking into account payment terms, using a present value analysis. If an appellate court issues a written order, which is no longer subject to further judicial rehearing or review, upholding the determination of the FCC or a court or competent jurisdiction that HCG may not lease and Lessee may not lease Lessee's Transponders, then HCG and Lessee shall, if possible, reconstitute the transaction as set out herein.

     5.04  Litigation. To the best of its knowledge, there is no outstanding or
           ----------
threatened judgment, threatened or pending litigation or proceeding, involving or affecting the transactions provided for in, or contemplated by, this Agreement, except as has been previously, or is concurrently being, disclosed in writing by either party to the other.

     5.05  No Broker. It does not know of any broker, finder or intermediary
           ---------
involved in connection with the negotiations and discussions incident to the execution of this Agreement, or of any broker, finder or intermediary who might be entitled to a fee or commission upon the consummation of the transactions contemplated by this Agreement.

6.  Additional Representations, Warranties and Obligations of HCG
    -------------------------------------------------------------

     6.01  Authorization Description. HCG has obtained from the FCC the
           -------------------------
authority to launch and operate the Two Satellites and to sell or lease Transponders on each of the Two Satellites on a private non-common carrier basis. HCG has obtained from the FCC the authority to place Galaxy IIIR in geostationary orbit at 95th West Longitude and shall utilize such orbital location unless prevented by subsequent order of the FCC or any successor thereto, in which event HCG shall utilize such other orbital position closest to such position that the FCC or any successor thereto may designate for such Satellite and, to the extent possible, the orbital position closest to those positions outlined above. The Two Satellites will be "communications satellites" (as defined in Section 1.03(3) of the Communications Satellite Act of 1962, 47 U.S.C. 702(3)).

     6.02  C-Band Transponder Performance Specifications. Each of Lessee's
           ---------------------------------------------
Transponders, upon Delivery, shall meet the C-Band Transponder Performance Specifications.

     6.03  Right to Lease. Upon Delivery and subject to Section 4.02, Lessee
           --------------
shall be entitled to lease each of Lessee's Transponders free from all liens, charges, claims or encumbrances (collectively, "Encumbrances"), except: (i) Encumbrances resulting from (a) Lessee's lease of Lessee's Transponders; (b) any actions taken by Lessee; and

(c) the right and interest of any financing entity purchasing the Transponders on Galaxy IIIR and leasing them back to HCG pursuant to a sale and leaseback transaction; and (ii) Encumbrances which do not have an adverse effect on Lessee's rights hereunder. However, HCG shall have an option to cancel the lease of Lessee's Reserve Transponders as set forth in Section 18.

     6.04  Government Regulations. HCG has or shall use its best efforts until
           ----------------------
the disposition of Galaxy IIIR pursuant to Section 17 to obtain and maintain, in all material respects, all applicable federal, state and municipal authorizations or permissions to construct, launch and operate the Two Satellites, applicable to HCG; and to comply, in all material respects, with all such government regulations regarding the construction, launch and operation of the Two Satellites and Transponders applicable to HCG.

     6.05  Not a Common Carrier. Unless required to do so by the FCC, HCG shall
           --------------------
not hold itself out, publicly or privately, as a provider of common carrier communications services on Galaxy IIIR and is not purporting herein to provide to Lessee or to any other party any such services with respect to Galaxy IIIR.

     6.06  TT&C. Tracking, telemetry and control ("TT&C") shall be provided by
           ----
Hughes Communications Satellite Services, Inc. ("HCSS"), an Affiliate of HCG, for the life of the Two Satellites, pursuant to a separate "Transponder Service Agreement" which has been executed by HCSS and Lessee concurrently herewith. The TT&C Fee for the Two Satellites is included in the Base Lease Rate and the Monthly Lease Rate, as appropriate.

     6.07  [Reserved.]
            --------

     6.08  Transfers by HCG. HCG shall not Transfer, as defined below, other
           ----------------
than for part time video or for leases with a term of two (2) years or less, any of the C-Band Transponders on Galaxy IIIR to any third party without requiring, in all such agreements, clauses substantially identical to, or terms the effect of which shall be as or more restrictive with respect to such third party than, the provisions in Sections 1.06, 4.13, 7.02, 7.03, 7.04(a), 7.04(b), 7.04(c), 8,
9.01, 9.02, 9.03, 9.04, 9.05, 10.03, 11.01, 11.02, 12.02, 12.04, 12.05, 17, the
first sentence of 20.02, 20.05 and 20.09. "Transfer" shall mean to grant, sell, assign, encumber, permit the utilization of, license, lease, sublease or otherwise convey, directly or indirectly, in whole or in part. Any Transfer by HCG for part time video or under a lease for a term of two (2) years or less without such clauses shall be consistent, in all material respects, with HCG's obligations to Lessee under this Agreement.

7.  Additional Representations, Warranties and Obligations of Lessee
    ----------------------------------------------------------------

     7.01  [Reserved.]
            --------

     7.02  Non-Interference. Lessee's radio transmissions (and those of its
           ----------------
uplinking agents) to the Two Satellites shall comply, in all material respects, with all FCC and all other governmental (whether international, federal, state, municipal, or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives and orders, of any such governmental agency, body, or court (collectively, "Laws") applicable to it regarding the operation of the Two Satellites, Lessee's Transponders and any Galaxy Backup C-Band Transponders to which Lessee is given access pursuant to this Agreement and shall not interfere with the use of any other Transponder. Lessee shall not utilize (or permit or allow any of its uplinking agents to utilize) any of Lessee's Transponders or any Galaxy Backup C-Band Transponders to which Lessee is given access pursuant to this Agreement in a manner which will or may interfere with the use of any other Transponder or cause physical harm to any of Lessee's Transponders, any Galaxy Backup C-Band Transponders to which Lessee is given access pursuant to this Agreement, any other Transponders, or to either of the Two Satellites. Further, Lessee will coordinate (and will require its uplinking agents to coordinate) with HCG, in accordance with procedures reasonably established by HCG and uniformly applied to all users of Transponders on the Two Satellites, its transmissions to the Satellites, so as to minimize adjacent channel and adjacent satellite interference. For purposes of this Section 7.02, interference shall also mean acts or omissions which cause a Transponder to fail to meet its Transponder Performance Specifications. Without limiting the generality of the foregoing, Lessee (and its uplinking agents) shall comply with all FCC rules and regulations regarding use of automatic transmitter identification systems
(ATIS).

       7.03  Laws. Lessee shall comply (and shall require its uplinking agents
             ----
to comply), in all material respects, with all Laws applicable to it regarding the operation or use of the Two Satellites, Lessee's Transponders, and any Galaxy Backup C-Band Transponders to which Lessee is given access pursuant to this Agreement.

        7.04  Additional Usage Representations and Obligations.
              -------------------------------------------------

          (a) Lessee has not been convicted for the criminal violation of, and has not been found by the FCC or other federal, state or local governmental authority with appropriate jurisdiction (collectively, the "Governmental Authority") to have violated, any federal, state or local law or regulation as applicable concerning illegal or obscene program material or the transmission thereof (the "Obscenity Laws"), and Lessee is not aware of any pending investigation (including, without limitation, a grand jury investigation) involving Lessee's programming or any pending proceeding against Lessee for the violation of any Obscenity Laws.

          (b) Lessee will notify HCG as soon as it receives notification of, or becomes aware of, any pending investigation by any Governmental Authority, or any pending criminal proceeding against Lessee, which investigation or proceeding concerns transmissions by Lessee potentially in violation of any law, including without limitation, Obscenity Laws.

          (c) Any use of Lessee's Transponders shall comply, in all material respects, with all applicable laws regarding the operation or use of the Satellite(s), Lessee's Transponders, and any other satellite and transponder to which Lessee is given access pursuant to this Agreement (including, but not limited to, any Obscenity Laws).

          (d) Lessee will not use, or allow the use of, Lessee's Transponders for direct distribution of programming to television viewers unless the programming is scrambled such that television viewers can receive the programming only through the use of a decoder authorized by Lessee or Lessee's authorized agent.

8.  Preemptive Rights and Inspection of Facilities
    ----------------------------------------------

     Lessee recognizes that it may be necessary in unusual or abnormal situations or conditions for HCG deliberately to preempt or interrupt Lessee's use of each of its Transponders, in order to protect the overall performance of the Satellites. Such decisions shall be made by HCG in its sole discretion; provided, however, that, to the extent it is technically feasible, HCG shall preempt or interrupt the use of either or both of Reserve C-Band Transponders before preempting or interrupting the use of any Primary C-Band Transponder on Galaxy IIIR and, with respect to Primary C-Band Transponders on Galaxy IIIR, in the inverse order in which the Owners (or such Owner's predecessors in interest) on such Satellite executed transponder purchase agreements for its Transponders on such Satellite. To the extent technically feasible and, with respect to Lessee's Reserve Transponders, not inconsistent with HCG's right to cancel the lease of Lessee's Reserve Transponders pursuant to the provisions of Section
9.02 and 18, HCG shall give Lessee at least forty-eight (48) hours' notice of such preemption or interruption, and HCG shall use its reasonable best efforts to schedule and conduct its activities during periods of such preemption or interruption so as to minimize the disruption to the use of Transponders on such Satellites. To the extent that such preemption results in a loss to Lessee of the use of Lessee's Transponders sufficient to constitute a breach of HCG's obligations as set forth in Section 12, then Lessee shall have all of the rights and remedies set forth in Sections 4, 9 and 12.

9.  Transponder Spares, Reserve Transponders and Retained Transponders
    ------------------------------------------------------------------

     9.01  Use of Transponder Spares. HCG shall cause Galaxy IIIR to contain
           -------------------------
certain redundant equipment units (collectively, the "Transponder Spares"; individually, a "C-Band Transponder Spare," or a "Ku-Band Transponder Spare", a C-Band Transponder Spare being as described in Exhibit F) which are designed as substitutes for such equipment units of the same frequency, the failure of which could cause a Galaxy IIIR Transponder to fail to meet the requisite transponder performance specifications. HCG, as soon as possible and to the extent technically feasible, shall employ a C-Band Transponder Spare in such Satellite as a substitute for Lessee's Transponder equipment unit which has caused one of Lessee's Transponders to suffer a Confirmed Failure in order to enable Lessee's Transponders to meet the C-Band Transponder Performance Specifications. To the extent technically feasible, a C-Band Transponder Spare will be substituted for the faulty equipment unit on a first-needed, first-served basis to satisfy HCG's obligations to Lessee and to other Owners of C-Band Transponders which have suffered Confirmed Failures; provided, however, that HCG's obligations to provide such Transponder Spares shall continue until such time as all of the C-Band Transponder Spares are committed to use as substitutes for C-Band Transponders which have suffered Confirmed Failures. If HCG furnishes a C-Band Transponder Spare to Lessee as a substitute for an equipment unit which has caused a Lessee's Transponder to suffer a Confirmed Failure, then such Transponder Spare shall become part of the Transponder which is leased to Lessee hereunder, and Lessee, concurrently, shall no longer have any right to lease or otherwise use the failed equipment unit. Lessee's Transponder equipment unit which has been returned shall be made available by HCG, to the extent technically feasible, to satisfy its obligations to Owners on the same Satellite. HCG also shall have the right, until the Transponder Spares are needed, to utilize such Transponder Spares in any manner HCG determines.

     9.02  Use of Reserve Transponders. If no C-Band Transponder Spare is
           ---------------------------
available at the time that Lessee's Primary Transponder suffers a Confirmed Failure or if the use of such C-Band Transponder Spare would not correct the failure, then HCG shall employ, as soon as possible and to the extent technically feasible (unless any delay is requested by Lessee), a Reserve C-Band Transponder as a substitute for such Transponder which has suffered a Confirmed Failure; provided, however, that HCG's obligation to provide Reserve C-Band Transponders to Owners of Primary C-Band Transponders (including Lessee) shall continue only until such time as all of the Reserve C-Band Transponders are committed to use as substitutes for Primary C-Band Transponders which have suffered a Confirmed Failure. HCG shall include in the purchase or lease agreement of any Owner who has purchased or leased a Reserve C-Band Transponder (or in any other agreement providing for the Transfer of a Reserve C-Band Transponder) a requirement that HCG may preempt such Reserve C-Band Transponder(s) after two (2) hours' notice from HCG. Reserve C-

Band Transponders utilized as substitutes for Lessee's Primary Transponders shall meet the C-Band Transponder Performance Specifications. Reserve C-Band Transponders, or any one of them, will be substituted and utilized on a first-needed, first-served basis to satisfy HCG's obligations to Lessee and to other Owners with respect to the performance of their Primary C-Band Transponders. HCG shall have the right, in its sole discretion, to utilize first a C-Band Transponder Spare prior to furnishing a Reserve C-Band Transponder to the Owner of Primary C-Band Transponders (including Lessee). If HCG furnishes a Reserve C-Band Transponder to the Owner of Primary C-Band Transponder (including Lessee), then HCG shall lease such Reserve C-Band Transponder to such Owner as a substitute, and such Owner, concurrently, shall no longer have any right to lease or otherwise use the failed equipment unit. Such Owner's Primary C-Band Transponder which has been returned to HCG shall thereafter be made available by HCG, to the extent technically feasible, to satisfy its obligations to other Owners. If HCG preempts Lessee's Reserve Transponders in order to furnish a Reserve C-Band Transponder to the Owner of a Primary C-Band Transponder (including Lessee), then Lessee shall no longer have any right to lease or otherwise use Lessee's Reserve Transponders.

     9.03  Simultaneous Failure -- Priority with Respect to Use of C-Band
           --------------------------------------------------------------
Transponder Spares. In the event that Primary C-Band Transponders of more than
------------------
one Owner simultaneously suffer a Confirmed Failure, then the Owner of the Primary C-Band Transponder (or such Owner's predecessor in interest) who first executed a C-Band transponder purchase agreement with HCG for the purchase of a Primary C-Band Transponder on Galaxy IIIR shall have priority as to the use of C-Band Transponder Spares with respect to said Owner's Primary Transponder or Transponders which have suffered a Confirmed Failure, to the extent technically feasible. As used in this Section 9, the term "simultaneously" shall be deemed to mean occurring within a 24-hour period.

     9.04  Simultaneous Failure-- Priority with Respect to Use of Reserve C-Band
           ---------------------------------------------------------------------
Transponders. In the event that Primary C-Band Transponders of more than one
------------
Owner simultaneously suffer a Confirmed Failure, and no C-Band Transponder Spare of the same frequency is available or if the use of such C-Band Transponder Spare would not correct the failure, then the Owner of the Primary C-Band Transponder (or such Owner's predecessor in interest) who first executed a C-Band transponder purchase agreement with HCG for the purchase of a Primary C-Band Transponder on Galaxy IIIR shall have priority as to the use of Reserve C-Band Transponders with respect to said Owner's Primary C-Band Transponder or Transponders which have suffered a Confirmed Failure.

     9.05  HCG's Ownership of C-Band Transponders. If HCG is unable to sell all
           --------------------------
of the C-Band Transponders, then HCG may retain ownership of such unsold C-Band Transponders ("HCG's Transponders"). In such event, HCG shall have the same rights to use HCG's Transponders as any other Owner would have, including, without limitation, the right to utilize C-Band Transponder Spares and Reserve C-Band Transponders (if the Transponder is a Primary C-Band Transponder) in the event HCG's Transponders do not meet the C-Band Transponder Performance Specifications. HCG also shall have the right, but not the obligation, to utilize HCG's Transponders to satisfy HCG's obligations to Lessee and to other Owners of C-Band Transponders. HCG shall be deemed to have been the last entity to execute a transponder purchase agreement for purposes of determining its priority under the provisions of this Section 9 and other Sections of this Agreement; provided, however, that if HCG Long Term Leases any unsold C-Band Transponder to a third party for a term of eight (8) or more years, such third party shall, for purposes of determining its priority under the provisions of this Section 9, or elsewhere in this Agreement, be deemed to have "purchased" such Transponder and to have executed a transponder purchase agreement on the date it executed such Long Term Lease.

     9.06  Notice of Intent to Substitute a Reserve C-Band Transponder. With
           -----------------------------------------------------------
respect to Lessee's Primary Transponders, prior to the substitution of a Reserve C-Band Transponder for Lessee in accordance with this Section 9, HCG shall notify Lessee in advance of its intention to so substitute the Reserve C-Band Transponder and the substitution shall be made at such time as the parties mutually agree.

  10.  Termination Rights
       ------------------

     10.01  Termination for Cause. In the event that HCG or Lessee materially
            ---------------------
defaults in the performance of any of its duties or obligations set forth in this Agreement and such default is not cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party may, by giving written notice thereof to the defaulting party, terminate this Agreement as of a date specified in such notice of termination, and the non-defaulting party shall have no further obligation to the defaulting party. In no event shall the terms of this Section 10.01 diminish other rights and remedies of HCG described elsewhere in this Agreement.

     10.02  Cancellation by HCG.
            --------------------

          (a) Upon the occurrence of any Event of Default (as defined below) and only after any relevant cure period, HCG may, for so long as such Event of Default shall continue, declare this Agreement to be in default (provided, however, that this Agreement shall be deemed to be in default immediately upon the occurrence and during the continuation of any Event of Default under Section 10.02(b)(iv), (v) or (vi)), and at any time thereafter, HCG may in its sole and absolute discretion declare immediately due and payable all sums due and to become due hereunder for the full term of this Agreement, require Lessee to redeliver Lessee's Transponders to HCG as set forth in

Section 10.07 hereof, render Lessee's Transponders unusable without removal, cancel this Agreement, obtain damages without canceling this Agreement, and exercise any other right or remedy which is provided for in this Agreement or which may be available under the California Uniform Commercial Code or other applicable Law, including without limitation exercising any right or remedy applicable to default under Section 10523(1) of the California Uniform Commercial Code for any Event of Default hereunder (the "Default Option"). A cancellation hereunder shall occur only upon written notice from HCG to Lessee stating that such cancellation is made and only as to such Transponders as HCG specifically elects to cancel and this Agreement shall continue in full force and effect as to the remaining Transponders. No remedy referred to in this
Section 10.02 is intended to be exclusive, but each remedy shall be cumulative and in addition to any other remedy referred to above or otherwise available to HCG at law or in equity. HCG shall mitigate its damages should it elect to seek from Lessee the full amount due hereunder in the event of an Event of Default by Lessee as so required under the California Uniform Commercial Code. HCG's failure in any case to exercise the Default Option shall not constitute a waiver of any breach or Event of Default or a continuing waiver of similar or other breaches or Events of Default.

     (b) The following events shall constitute "Event(s) of Default" by Lessee (whether any such event shall arise as the result of the voluntary or involuntary action or inaction of Lessee or come about or be effected by operation of, or pursuant to or in compliance with, any Law):

          (i) Lessee shall fail to make any payment due hereunder when due and such failure shall continue for ten (10) days after HCG has given Lessee written notice of such failure; or

          (ii) Lessee shall fail to perform or observe in any material respect any covenant, condition or agreement to be performed or observed by it under this Agreement and such failure shall continue unremedied for a period of thirty (30) days following notice from HCG; provided, however,
                                                           --------  -------
     nothing in this Section 10.02(b)(ii) shall restrict HCG's rights to deny Lessee access pursuant to Section 10.06 hereof during such thirty (30) day period or otherwise; or

          (iii) Any representation or warranty made by Lessee in this Agreement or in any statement furnished by Lessee in connection herewith after execution of this Agreement shall have been incorrect in any material respect at the time made but only if such incorrect representation, warranty or statement shall have a material adverse effect on HCG or its rights or obligations hereunder and shall continue unremedied for a period of ten (10) days after HCG has given written notice to Lessee of such incorrect representation, warranty or statement; or

          (iv) Lessee shall consent to the appointment of, or taking possession by, a receiver, trustee, custodian or liquidator of itself or of a substantial part of its assets, or Lessee shall make a general assignment for the benefit of creditors; or

          (v) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against such person in any such proceeding, or Lessee shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization or dissolution of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

          (vi) A receiver, trustee, liquidator or custodian of Lessee or of a substantial part of its property shall be appointed by court order and such order shall remain in effect for more than sixty (60) days; or any substantial part of the property of Lessee shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or a petition shall be filed against Lessee under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing.

10.03  HCG's Right to Transfer for Non-Payment.
       ----------------------------------------

     (a) If, for any reason whatsoever, Lessee does not make the payments in the amounts and on the dates set forth in (and in accordance with) Section 3 and Lessee fails to cure such default as set forth in section 10.02, then, in addition to all of its other remedies at law or in equity, HCG shall be entitled to Transfer (as defined in section 6.08) Lessee's Transponders immediately to whomever HCG sees fit, Lessee shall not be entitled to any equitable or other relief as a result thereof, and Lessee's exclusive remedy shall be limited to recovery, without interest, of any lease payments actually paid by Lessee to HCG pursuant to Section 3, less any claim HCG has against Lessee by reason of Lessee's default.

          (b) If, for any reason whatsoever, Lessee does not make the payments in the amounts and on the dates set forth in (and in accordance with)
     Section 4 with respect to Transponders provided hereunder other than Lessee's Transponders and Lessee fails to cure such default as set forth in
     Section 10.02, then, in addition to all of its other remedies at law or in equity, HCG shall be entitled to Transfer (as defined in Section 6.08) such Transponders immediately to whomever HCG sees fit, Lessee shall not be entitled to any equitable or other relief as a result thereof, and Lessee's exclusive remedy shall be limited to recovery, without interest, of any lease payments actually paid by Lessee to HCG pursuant to Section 4, less any claim HCG has against Lessee by reason of Lessee's default.

     10.04  [Reserved.]
             --------

     10.05  Transponder Lease Termination. Unless this Agreement terminates,
            -----------------------------
expires, or is canceled earlier in accordance with any other subsection of this
Section 10 or pursuant to Section 12.01 or Section 17.02, this Agreement shall expire on the tenth anniversary of Delivery. In the event that Galaxy VII has not reached its end-of-life prior to the tenth anniversary of Delivery in accordance with Section 17.02, then Lessee may extend the lease of all of Lessee's Transponders for the then remaining useful commercial life of Galaxy VII, on the terms and conditions contained in the Agreement by delivery of written notice to do so to HCG at least [180 days prior to the expiration of the lease term, except that the Base Lease Rate shall be the then-prevailing market rate]. Upon the date of any termination, expiration, or cancellation pursuant to any subsection of this Section 10 (the "Lease Termination Date"), HCG shall have no further obligations to Lessee under this Agreement.

     10.06  Right to Deny Access.
            ---------------------

          (a) If, in connection with using Lessee's Transponders and/or Galaxy Backup Transponders,

               (i) "User" (as defined below) is indicted or is otherwise charged as a defendant in a criminal proceeding based upon, or is convicted under, any Obscenity Law or has been found by any Governmental Authority to have violated any such law;

               (ii) based on any User's use of Lessee's Transponders or Galaxy Backup Transponders, HCG is indicted or otherwise charged as a criminal defendant, becomes the subject of a criminal proceeding or a governmental action seeking a fine, license revocation or other sanctions, or any Governmental Authority seeks a cease and desist or other similar order or filing;

               (iii) the FCC has issued an order initiating a proceeding to revoke HCG's authorization to operate the Satellite;

               (iv) HCG obtains a court order pursuant to Section 10.06(c), below, or a court or Governmental Authority of competent jurisdiction orders HCG to deny access to User or orders User to cease transmission; or

               (v) HCG receives notice (the "Illegal Programming Notice"), written or oral, from a Governmental Authority that such authority considers Lessee and/or any other User's programming to be in violation of Obscenity Laws (the "Illegal Programming"), and that if HCG does not cease transmitting such Illegal Programming, then HCG and/or its Affiliates and/or any of their executives will be indicted or otherwise charged as a criminal defendant, will become the subject of a criminal proceeding or a governmental action seeking a fine, license revocation or other sanctions, or that such Governmental Authority will seek a cease and desist or other similar order or filing (with HCG being obligated, to the extent permitted by law, to provide Lessee with a copy of such Illegal Programming Notice, if written, or with other verification, including the details thereof, if oral);

     then, upon notice from HCG to Lessee (the "Denial of Access Notice"), User shall cease using Lessee's Transponders or Galaxy Backup Transponders, immediately, in the case of a denial of access pursuant to subparagraphs
     (i), (ii), (iii) or (iv) above, or within 24 hours following receipt of such notice, in the case of a denial of access pursuant to subparagraph
     (v), above; and if User does not voluntarily cease using such capacity at the appropriate time, then HCG shall have the right to take such steps as HCG deems necessary to prevent User from accessing Lessee's Transponders or Galaxy Backup Transponders. Provided, however, that if User has more than one programming service, then the denial of access by HCG shall apply only to the Transponder used to provide the Illegal Programming service; and provided further, however, that if, upon receipt of the Denial of Access Notice from HCG, User does not immediately cease transmission of such Illegal Programming service, then HCG shall have the right to take such steps as HCG deems necessary to prevent User from accessing the transponder used to transmit such Illegal Programming service (and if, thereafter, Lessee transmits such Illegal Programming service using any of Lessee's Transponders or Galaxy Backup Transponders, then HCG shall have the immediate right, without further notification, to take such steps as HCG deems necessary to prevent Lessee from accessing any of Lessee's Transponders or Galaxy Backup Transponders). As used herein, "User" shall mean Lessee and any person to whom Lessee Transfers all or part of its right to use Lessee's Transponders or Galaxy Backup Transponders, including without limitation, a lessee, licensee or assignee. Lessee agrees to maintain a properly operating facsimile machine at all times to receive the Denial of Access Notice from HCG.

          (b) If HCG denies, or has given Lessee notice of its intent to deny, access to Lessee's Transponders or Galaxy Backup Transponders pursuant to the provisions of this Section 10.06, and if Lessee does not believe the conditions set forth in this Agreement to HCG's denial of access have been met, then Lessee shall have the immediate right to seek injunctive relief, including a temporary restraining order on notice of four (4) hours or more to HCG, to prevent the denial or continuing denial of such access by HCG.

          (c) HCG shall also have the right to seek: (i) injunctive relief, including a temporary restraining order on notice of four (4) hours or more to Lessee, to prevent, suspend or otherwise limit User's continued access to Lessee's Transponders or Galaxy Backup Transponders where HCG believes such use has resulted or will result in a violation of any Obscenity Law; or (ii) declaratory relief to establish its right to deny User's access to Lessee's Transponders or Galaxy Backup Transponders under this Agreement.

          (d) Either party shall be entitled to oppose the other's attempt to obtain equitable relief. However, in order to enable either party to obtain a resolution of any such dispute as expeditiously as possible, both parties hereby agree that: (i) neither party will contest the jurisdiction of, or the venue of, any action for equitable relief brought by the other party in the following courts:
     and the U.S. District Court for the Central District of California; (ii) the party opposing equitable relief (the "Opposing Party") will make itself available to accept service by telecopy or personal delivery on a 24 hour-a-day basis for five (5) consecutive days following receipt by the Opposing Party of the other party's notice of its intent to seek such equitable relief; and (iii) if either party seeks a temporary restraining order and provides notice to the Opposing Party at least four (4) hours before the scheduled court hearing, then the Opposing Party will not challenge the timeliness of such notice.

          (e) If it is determined by final judicial order that HCG prevented Lessee from accessing any or all of Lessee's Transponders or Galaxy Backup Transponders at a time when it did not have the right to do so, pursuant to this Section 10.06, then Lessee's sole and exclusive remedy shall be HCG's payment to Lessee of liquidated damages equal to two (2) times a pro-rated amount of Lessee's monthly Base Lease Rate or the Monthly Lease Rate, as applicable, for the terminated capacity, such pro-ration to be based on the period of time of loss of use of such capacity.

          (f) All remedies of HCG set forth in this Section 10.06 shall be cumulative and in addition to, and not in lieu of any other remedies available to HCG at law, in equity or otherwise, and may be enforced by HCG concurrently or from time to time.

          (g) In addition to any other indemnification obligations found elsewhere in this Agreement, Lessee shall indemnify and save HCG, its directors, officers, employees, and its Affiliates from any liability or expense arising out of or related to User's use of Lessee's Transponders or Galaxy Backup Transponder under this Section 10.06. Lessee shall pay all expenses (including reasonable attorneys' fees) incurred by HCG in connection with all legal or other formal or informal proceedings, instituted by any private third party or any Governmental Authority, and arising out of or related to User's use of Lessee's Transponders or Galaxy Backup Transponders under this Section 10.06, and Lessee shall satisfy all judgments, fines, penalties, costs, or other awards which may be incurred by or rendered against HCG as a result thereof, as and to the extent permitted by law.

     10.07     Return of Transponders. Upon the expiration, termination, or
               ----------------------
cancellation of this Agreement as to any Transponder for any reason whatsoever (including, without limitation, expiration of this Agreement in accordance with its terms and cancellation by HCG as a result of an Event of Default by Lessee), such Transponder shall be deemed, without any further action by any party, to be redelivered to HCG and HCG shall be entitled to immediate possession thereof. HCG shall thereafter have the right to utilize such redelivered Transponder in any manner it determines.

  11.  Force Majeure
       -------------

     11.01  Failure to Deliver. Any failure or delay in the performance by HCG
            ------------------
of its obligations to Deliver or provide any Transponders shall not be a breach of this Agreement if such failure or delay results from any acts of God, governmental action or Law (whether in its sovereign or contractual capacity) or any other circumstances reasonably beyond the control of HCG, including, but not limited to, weather or acts or omissions of Lessee or any third parties (excluding the Hughes Aircraft Company and all of its direct and indirect subsidiaries, and any other Affiliates of HCG or the Hughes Aircraft Company with whom HCG or the Hughes Aircraft Company contracts for any components of the Two Satellites or any services with respect thereto).

     11.02  Failure of Performance. Any failure in the performance of the
            ----------------------
Transponders, once Delivered or provided, shall not be a breach of this Agreement if such failure results from acts of God, governmental action or Law (whether in its sovereign or contractual capacity) or any other circumstances reasonably beyond the control of HCG, including, but not limited to, earth station sun outage, weather, or acts or omissions of Lessee or any third parties (excluding the Hughes Aircraft Company and all of its direct and indirect subsidiaries, and any other Affiliates of HCG or the Hughes Aircraft Company with whom HCG or the Hughes Aircraft Company contracts for any components of the Two Satellites or any services with respect thereto). Nothing in this Section
11.02 shall excuse HCG's obligations to provide Transponder Spares or Reserve Transponders, to the extent available and technically feasible, to satisfy its obligations as set forth in Sections 4 and 9.

  12.  Limitation of Liability/Breach of Warranty
       ------------------------------------------

     12.01  Liability of HCG. If (i) any one or more of Lessee's Transponders
            ----------   ---
fails to meet the C-Band Transponder Performance Specifications prior to the Lease Termination Date, (ii) such failure is deemed to be a Confirmed Failure, and (iii) HCG is unable to furnish the necessary Transponder Spare or Reserve Transponder as a substitute for the Lessee's Transponder pursuant to Section 9, then such Transponder shall be deemed to be a "Failed Transponder," and, unless such failure of the Lessee's Transponder is excused by an event set forth in
Section 11.02, Lessee shall be entitled to cease making the Base Lease Rate payments, as to such Failed Transponder, as set forth in Section 3.02(a).

     12.02  Confirmed Failure. A Lessee's Transponder shall be deemed to have
            -----------------
suffered a "Confirmed Failure" if (a) it fails to meet the C-Band Transponder Performance Specifications for a cumulative period of more than ten (10) hours during any consecutive thirty (30) day period, (b) twenty (20) or more "outage units" (as defined below) occur within a consecutive thirty (30) day period, or
(c) it fails to meet the C-Band Transponder Performance Specifications for any period of time under circumstances that make it clearly ascertainable or predictable technically that the failure set forth in either (a) or (b) of this
Section 12.02 will occur. An "outage unit" shall mean the failure of a Lessee's Transponder to meet the C-Band Transponder Performance Specifications for a fifteen (15) minute period in one day (with each such fifteen (15) minute period in the same day constituting a separate outage unit). Lessee shall give HCG immediate notification of any such failure, as soon after commencement of any such failure as is reasonably possible, and of the relevant facts concerning such failure. Upon HCG's verification that a Lessee's Transponder has suffered a Confirmed Failure, such failure shall be deemed to have commenced upon receipt by HCG of notification from Lessee, or HCG's actual knowledge, whichever first occurs, of the Confirmed Failure. As used herein, the term "day" shall mean a 24-hour period of time commencing on 12:00 Midnight Eastern Time.

     12.03  Repayment for Failed Transponder. For each of Lessee's Transponders
            ---------------------
which has become a Failed Transponder, for which Lessee is entitled to cease making Base Lease Rate payments, and for which Lessee has ceased making Base Lease Rate payments, Lessee shall be entitled to a refund equal to the product of a fraction, the numerator of which is the number of days from the date of such failure until the end of the calendar month in which such failure occurred and the denominator of which is the total number of days in the calendar month in which such failure occurred, multiplied by the Base Lease Rate actually paid
                                ---------- --
by Lessee for such Transponder for the calendar month in which such failure occurred. HCG may offset against any refund due to Lessee pursuant to this
Section 12.03 any amounts due from Lessee to HCG under this Agreement. In addition, if the performance of a Lessee's Transponder is such that, while it fails to meet the C-Band Transponder Performance Specifications, its performance is nonetheless of some value to Lessee, then prior to accepting repayment calculated as aforesaid, Lessee shall have the right to negotiate with HCG to determine if there is a mutually agreeable reduced lease rate upon which Lessee is willing to continue leasing such Transponder.

     12.04  Limitation of Liability.
            ------------------------

          (a) ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED EXCEPT TO THE EXTENT SPECIFICALLY AND EXPRESSLY PROVIDED FOR IN SECTION 6.02, ABOVE. IT EXPRESSLY IS AGREED THAT HCG'S SOLE OBLIGATIONS AND LIABILITIES RESULTING FROM A BREACH OF THIS AGREEMENT, AND LESSEE'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY, ARE LIMITED TO THOSE SET FORTH IN SECTIONS 4, 9, 10 AND 12, HEREOF, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, ALL RIGHTS AND REMEDIES OF LESSEE UNDER DIVISION 10, CHAPTER 5, ARTICLE 2 AND SECTIONS 10209, 10406 AND 10504 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE.

          (b) IN NO EVENT SHALL HCG BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY DEFECT IN THE TRANSPONDERS, DELAY IN DELIVERY OR PROVISION OF THE TRANSPONDERS, FAILURE OF THE TRANSPONDERS TO PERFORM OR

     ANY OTHER CAUSE WHATSOEVER. HCG MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING THE TRANSPONDERS OR THE SATELLITES AND LESSEE SHALL DEFEND AND INDEMNIFY HCG FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY LESSEE TO ANY THIRD PARTY. THE LIMITATIONS OF LIABILITY SET FORTH HEREIN SHALL ALSO APPLY TO THE HUGHES AIRCRAFT COMPANY (THE MANUFACTURER OF THE SATELLITES AND THE TRANSPONDERS) AND ALL AFFILIATES THEREOF.

          (c) Notwithstanding the limitations of the first sentence of Section 12.04(a) above, Lessee and HCG each shall have the right to obtain injunctive relief, if necessary, in order to prevent the other party from willfully breaching its obligations under this Agreement or to compel the other party to perform its obligations under this Agreement.

     12.05  Obligations of Lessee to Cooperate. If any of Lessee's Transponders
            ----------------------------------
fails to meet the C-Band Transponder Performance Specifications, then Lessee shall use reasonable efforts to cooperate and aid HCG in curing such failure, provided that such efforts can be done at minimal or no cost to Lessee.

          (a) These obligations of Lessee shall include, but not be limited to, the following:

               (i) If there is a problem which can be compensated for by increasing the power of its transmission to Lessee's Transponder, then Lessee shall do so, at HCG's cost and expense, to the extent it can with existing equipment, provided, however, that HCG shall not be able to require Lessee to increase the power of its transmission if, by doing so, it would cause interference with other Transponders on such Satellite which is prohibited by Section 7.02 of this Agreement, or interference with any other satellite; and

               (ii) Permitting HCG, at HCG's cost and expense, to upgrade and install Lessee's equipment, provided that Lessee shall be entitled to select and install such equipment and determine its configuration in accordance with its own existing operating procedures and technical requirements, and in accordance with applicable Laws.

          (b) HCG shall give notice to Lessee if and when it requires the increase of power of the transmission of any other Owner pursuant to such Owner's obligation equivalent to this Section 12.05. HCG shall also give notice to Lessee when it acquires knowledge of any other Transponder Owner uplinking at power levels which might cause interference with Lessee's

Transponders. If, after such increase in power, a Lessee's Transponder(s) no longer meets its C-Band Transponder Performance Specifications, HCG shall promptly take steps to reduce interference, if any, prohibited by Section 7.02.

          (c) Lessee's priority for the use of Transponder Spares or Reserve Transponders under Section 9 shall be determined at the time that its Transponder would otherwise have become a Failed Transponder without Lessee's cooperation under this Section 12.05. Regardless of Lessee's cooperation under this Section 12.05, Lessee shall have the right to exercise its right to the use of a Transponder Spare or Reserve Transponder to which it would have been entitled at the time that Lessee's Transponder was initially determined to have failed had Lessee not taken such action.

  13.  Transfers
       ---------

13.01  Transfers by Lessee.
       -------------------

               (a) Except as specifically set forth in this Section 13.01, Lessee shall not Transfer (defined in Section 6.08) any of its rights or obligations under this Agreement except with the prior written consent of HCG, which consent may be given or withheld in HCG's sole and absolute discretion.

               (b) Lessee may Transfer, in whole, its rights and obligations hereunder to any Lessee's Affiliate, provided that such Lessee's Affiliate executes any Transfer documents as reasonably requested by HCG. In the event of any such Transfer by Lessee, (i) Lessee shall remain fully liable along with its Transferee for all its obligations under this Agreement and under the Transponder Service Agreement; and
          (ii) such Transferee shall not be permitted to Transfer Lessee's Transponders.

               (c) Lessee shall have the right to sublease its rights to use Lessee's Transponders hereunder to a third party (the "Third-Party Sublessee"); provided, however, that the Third-Party Sublessee will be able to meet HCG's legal, technical and operational requirements as set forth in this Agreement. HCG shall have the right to withhold its approval of the sublease to the Third-Party Sublessee based on such Third-Party Sublessee's proposed program content which HCG deems objectionable, consistent with HCG's practice and policy concerning the use of the Transponder to transmit programming that violates or potentially violates the Obscenity Laws. A condition precedent to the effectiveness of any such sublease shall be the prior execution by the Third-Party Sublessee of a document, in form and substance as reasonably required by HCG, by which the Third-Party Sublessee agrees to abide by all of the provisions regarding the operation of the Satellite and the use of the Transponder, including without limitation, Sections 7, 8, 10.06 and 13 of the Agreement, as though the Third-Party Sublessee were the Lessee (the "Sublease"). In the event of the Sublease, Lessee shall remain fully liable for, and shall not be relieved of, its obligations to HCG hereunder. In the event the Third-Party Sublessee breaches any of its obligations described in the Sublease, then HCG may, at its option and in addition to the exercise of its other rights against Lessee, require the Third-Party Sublessee to cease transmissions to the Satellite and, after providing a written notice to Lessee of the Third-Party Sublessee's breach, take actions necessary to enforce HCG's rights against the Third-Party Sublessee. Lessee will pay to HCG all expenses (including attorney's fees) incurred in connection with HCG's enforcement against the Third-Party Sublessee and/or Lessee arising out of the Third-Party Sublessee's use of the Transponder under the Sublease. Lessee's Transponders or Galaxy Backup Transponders shall not be used for occasional video services to third parties as of the time from which and for so long as the provisions of Section 22 cease to be in full force and effect pursuant to the terms of Section 22.

     13.02  Transfers by HCG. HCG may Transfer its rights and/or obligations
            ------------ ---
hereunder, in whole or in part, to any corporation or other entity wholly-owned, directly or indirectly, by HCG or to the Hughes Aircraft Company or any corporation or other entity wholly-owned, directly or indirectly by Hughes Aircraft Company, including, without limitation, Hughes Communications, Inc., HCG's immediate parent corporation, or any corporation or other entity wholly-owned, directly or indirectly, by Hughes Communications, Inc. Any Transfer by HCG set forth herein shall not interfere with or impact the use of Lessee's Transponders hereunder.

     13.03  Additional Requirements for Transfer. Notwithstanding anything else
            ------------------------------------
contained in this Agreement, Lessee shall not be permitted to Transfer Lessee's Reserve Transponders unless the transferee executes an agreement in favor of HCG expressly agreeing that HCG shall have the right to preempt the use of and Transfer such Reserve C-Band Transponder after two (2) hours notice from HCG as set forth in Section 9.02 and Section 18.

  14.  Affiliate
       ---------

     Unless otherwise specifically defined elsewhere in the Agreement, "Affiliate" means any corporation or other entity controlling, controlled by, or under common control with, Lessee, HCG, or the Hughes Aircraft Company, as the case may be.

  15.  Monthly Satellite Reports
       -------------------------

     After Delivery of Lessee's Transponders, Lessee shall receive monthly reports on the overall performance of Galaxy IIIR and Galaxy Backup in the form of the Galaxy Satellite status reports similar to the Galaxy I Satellite Services Monthly report, plus information furnished to insurers. Anomalous operations shall be reported to Lessee as soon as possible.

  16.  Confidentiality and Press Releases
       ----------------------------------

     16.01 Confidential Information. HCG and Lessee shall hold in confidence
           ------------------------

this Agreement and all Exhibits hereto, including the financial terms and provisions hereof, and all information provided to Lessee hereby, and HCG and Lessee hereby acknowledge and agree that all information received in connection with or related to this Agreement, not otherwise known to the public, is confidential and proprietary and is not to be disclosed to third persons (other than to Affiliates, or to the officers, directors, employees and agents of HCG or Lessee, each of whom is bound by this Section 16.01) without the prior written consent of both HCG and Lessee, except as follows:

          (a) to the extent necessary to comply with applicable Law, provided, that the party making such disclosure shall seek confidential treatment of such information;

          (b) as part of its normal reporting or review procedure to regulatory agencies, its parent company, its auditors and its attorneys, provided, that the party making such disclosure to any such regulatory agency shall seek confidential treatment of such information, and, provided, that any other third party to whom disclosure is made agrees to the confidential treatment of such information;

          (c) in order to enforce its rights and/or perform its obligations pursuant to this Agreement;

          (d) to the extent necessary to obtain appropriate insurance, to its insurance agent, provided, that such agent agrees to the confidential treatment of such information; and

          (e) to the extent necessary to satisfy its obligations to other Owners of Galaxy IIIR Transponders or to negotiate clauses that will be common to all Galaxy IIIR Transponder purchase or lease agreements.

     16.02 Press Releases. The parties agree that no press release relating to
           --------------
this Agreement shall be issued without the approval of both parties.

17.  Disposition of Satellite
     ------------------------

     17.01 Continued Access to C-Band Transponder Spares and C-Band Reserve
           ----------------------------------------------------------------
Transponders. Until Galaxy IIIR is disposed of pursuant to Section 17.02, HCG
------------
shall continue to make available to Lessee, on the terms and conditions contained in this Agreement, C-Band Transponder Spares and C-Band Reserve Transponders.

     17.02 Disposition of Satellite. At the earlier of the time that (i) the
           ------------------------
remaining fuel on board Galaxy IIIR is less than 6% of the initial mass prior to launch, including uncertainty in estimate of fuel, (ii) there are fewer than thirteen (13) Galaxy IIIR C-Band Transponders capable of meeting the requisite transponder performance specifications, or (iii) 145 months after the Delivery of Galaxy IIIR, HCG, in its sole discretion, may remove Galaxy IIIR from its assigned orbital location and have no further obligations to Lessee under this
Section 17 or this Agreement (other than those pursuant to Sections 4.11, 4.12, and 12); provided, however, that until HCG so removes Galaxy IIIR, HCG shall continue to make available to Lessee its Transponder or Transponders, Transponder Spares and Reserve Transponders as provided for in this Agreement. HCG will, to the extent possible, provide Lessee with ninety (90) days' notice prior to the disposition of Galaxy IIIR pursuant to this Section 17.02.

18.  HCG's Option to Cancel the Lease of Lessee's Reserve Transponders.
     -----------------------------------------------------------------

     18.01 Duration. HCG may, at its option, cancel the lease of Lessee's
           --------
Reserve Transponder(s) (the "Option"). The Option may be exercised by HCG at any time, or, if Lessee is leasing more than one Reserve C-Band Transponder, from time to time, up to and including the date on which Galaxy IIIR has been disposed of pursuant to Section 17.

     18.02 Condition to Exercise of the Option. HCG may exercise the Option
           -----------------------------------
at any time after it has determined, in its sole discretion, that such exercise is necessary in order to enable HCG to satisfy its obligations to furnish Reserve C-Band Transponders to the Owners of Primary C-Band Transponders on Galaxy IIIR, as set forth in various sections of this Agreement and in other transponder purchase agreements.

     18.03 Method of Option Exercise.
           --------------------------

               (a) HCG may give Lessee notice of its exercise of the Option at any time after the condition to exercise set forth in Section 18.02, above, has been met and such notice shall be effective as of the times set forth below.

               (b) Notice shall be given by HCG through one of its authorized agents ("HCG's Agents") to one of Lessee's authorized agents ("Lessee's Agents") or to Lessee's Authorized Address or Facsimile Number. Lessee agrees to have one or more of Lessee's Agents available to receive such notice at all times, seven days per week, 24 hours per day, during the duration of the Option.

               (c) Notice shall be effective immediately if personally delivered in writing or orally, or if conveyed by telephone by one of HCG's Agents to one of Lessee's Agents. Notice shall also be effective immediately if one of HCG's Agents attempts to give notice by telephone to each of the three Lessee's Agents, listed below, in the order shown below, and no such Lessee's Agent is available to receive such notice. Notice shall be effective upon actual delivery to Lessee's Authorized Address or Authorized Facsimile Number if by telegram or facsimile or by U.S. mail or by Federal Express or any other established delivery service. Any oral notice shall be confirmed in writing and delivered by HCG's Agent within 24 hours of giving such notice, but the effectiveness of such oral notice shall not be dependent upon such written confirmation.

               (d) Lessee's Agents and their telephone and facsimile numbers are as follows:

          Name                        Telephone Number
          ----                        ----------------

          Stuart Levin                Office Telephone: (818)  846-4886
          ----------------------      After Hours: (___)  ___-____
                                      Home Telephone:  (___)  ___-____
                                      Facsimile:  (818)  846-4626

          Gregory Pasetta             Office Telephone:  (818)  846-4886
          ----------------------      After Hours: (818)  973-8672
                                      Home Telephone: (818)  995-7766
                                      Facsimile:  (818)  846-4626

               (e) Lessee's Authorized Address and Facsimile Number are as follows:

                      2901 W. Alameda Ave.
                      7th Floor
                      Burbank, CA 91505
                      Telephone: (818)  846-4886
                      Facsimile:   (818) 846-4626

               (f) HCG's Agents and their telephone and facsimile numbers are as follows:


Name or Position      Number
----------------      ------

Controller on Duty    Office Telephone: (310) 607-4600
                      Facsimile: (310) 414-0974

Enrique Guerra        Office Telephone: (310) 607-4627
Supervisor            Home Telephone: (310) 675-6614
                      Facsimile: (310) 414-0974

Michael Harabin       Office Telephone: (310) 607-4386
Manager               Pager Telephone: (800) SKY-PAGE
                      Pin No.: 8624364
                      Facsimile: (310) 607-4120

               (g) Either Lessee or HCG may change its agents and Lessee may change its Authorized Address and Facsimile Number by giving the other party notice in the manner set forth in this Section 18.03.

          18.04 Effect of Option Exercise. Immediately upon HCG's notice to
                -------------------------
Lessee of HCG' s exercise of the Option, as set forth in Section 18.03, above, Lessee's right to use Lessee's Reserve Transponder(s) shall automatically and without further action on Lessee's or HCG's part cease.

          18.05 Obligations of Lessee Upon Option Exercise. Upon HCG's exercise
                ------------------------------------------
of the Option, Lessee shall immediately discontinue all use of the canceled Lessee's Reserve Transponder(s), and Lessee shall immediately cause its sublessees, successors, assigns, transferees and all their sublessees, successors, assigns, and transferees (collectively referred to as "Assignees") to discontinue use of the canceled Lessee's Reserve Transponder(s) immediately upon exercise of the Option. Lessee shall also execute such additional documents as HCG shall reasonably request in order to confirm or implement the cancellation of Lessee's Reserve Transponder(s) provided for herein; provided, however, that the execution of such additional documents by Lessee shall not be a condition precedent to the actual effectiveness of the cancellation, since such cancellation shall, as set forth in Section 18.03, above, be deemed to have occurred, for all purposes, immediately upon HCG's notice to Lessee of the exercise of the Option, as set forth in Sections 18.03 and 18.04, above. Lessee further agrees that if any Assignee does not immediately cease the use of and relinquish all rights to the use of Lessee's Reserve Transponder(s) canceled by HCG upon its exercise of the Option, then Lessee shall immediately thereafter pursue all legal and equitable remedies against said Assignee as are necessary to effectuate such cessation of use and relinquishment of all rights to use such Lessee's

Reserve Transponder(s). HCG shall also have the right to preempt any and all use of Lessee's Reserve Transponder(s) by Lessee or Assignee after two (2) hours' notice to Lessee of exercise of the Option.

          18.06 Obligations of HCG. HCG agrees that it will not exercise the
                ------------------
Option unless it believes that such exercise is necessary in order to enable HCG to satisfy its obligations to the Owners of Primary C-Band Transponders (including Lessee) as set forth in this Agreement and in other transponder purchase agreements with said Owners.

          18.07 Resolution and Disputes. If Lessee does not believe HCG was
                -----------------------
justified in its belief that the exercise of the Option was necessary, as set forth in Section 18.02, above, then Lessee shall have the right to seek a judicial determination of whether HCG acted in bad faith in exercising the Option. If a court of competent jurisdiction makes a final determination that HCG did, in fact, act in bad faith in exercising the Option, then Lessee's sole right shall be to obtain liquidated damages as set forth in this Section 18.07. The liquidated damages to which Lessee shall be entitled shall be the higher of either: (a) $1,000 per day for each day that Lessee was wrongfully deprived of the use of Lessee's Reserve Transponders; or (b) the amount received by HCG from all third parties for such third parties' use of the wrongfully canceled Lessee's Reserve Transponder(s) for each day that Lessee was wrongfully deprived of the use of the wrongfully canceled Lessee's Reserve Transponder(s). Except for the remedies and damages specifically provided for in this Section 18.07, the limitations of liability set forth in Section 12.04 shall apply. Lessee shall not be entitled to a court order requiring HCG to return Lessee the right to lease the Transponder or Transponders that were taken in bad faith by HCG.

          18.08 Cessation of Fees. Upon cancellation, Lessee shall cease paying
                -----------------
the Base Lease Rate and In Orbit Satellite Backup Fee for such Lessee's Reserve Transponder.

19.  Outage Allowance
     ----------------

          HCG shall grant Lessee an Outage Allowance as follows:

          If an "Outage Allowance Failure Period" (as defined below) occurs, then for each hour of such Outage Allowance Failure Period HCG shall grant Lessee a pro rata Outage Allowance based upon the monthly charge for the Lessee's Transponder experiencing the Transponder capacity failure, the length of the Outage Allowance Failure Period, and a standard of 720 hours per month, calculated pursuant to the equation below. Any such Outage Allowance shall be applied to the next succeeding monthly billing to Lessee and shall not in any case exceed one month's standard billing. "Outage Allowance Failure Period" shall mean the aggregate period--only where such aggregation exceeds one (1) hour during any consecutive thirty (30) day period on such Transponder--during which a Transponder capacity failure(s) occurs.

A Transponder capacity failure shall be measured from the time HCG receives notice from Lessee of a claimed Transponder capacity failure until the time the Transponder has been restored to operation, but shall not begin in any event until Lessee ceases to use Lessee's Transponder. HCG shall accept or reject such outage claim within 24 hours of notice from Lessee, or else such claim will be deemed accepted.

     Outage Allowance = Outage Allowance Failure Period (in Hours) x Monthly Base Lease Rate
                        --------------------------------------------------------------------
                                                        720

In no case shall an Outage Allowance be made for any Transponder capacity failure caused primarily by: (i) any failure on the part of Lessee to perform its transmission or other material or operational obligations pursuant to this Agreement, (ii) failure of facilities provided by Lessee, (iii) reasonable periodic maintenance, provided, however, that HCG will inform Lessee of any
                      --------  -------
proposed periodic maintenance in advance and will use best reasonable efforts to agree upon the times at which such periodic maintenance will be performed on Lessee's Transponder, (iv) interference from sun outage or from third party transmissions or usage, (v) cooperative testing, except where trouble or fault is found in the Lessee's Transponder or (vi) any other act or failure to act by Lessee.

20.        Miscellaneous
           -------------

          20.01 Interest. The rate of interest referred to herein shall be 12%
                --------
per annum, or the highest legally permissible rate of interest, whichever is lower, and all interest or discounting shall be compounded on a monthly basis. The term "prorated" shall mean an allocation on a straight line basis based on a number of days. All present value analyses shall use a 12% annual discount rate, compounded monthly.

          20.02 Applicable Law; Entire Agreement; Modification. The existence,
                ----------------------------------------------
validity, construction, operation and effect of this Agreement, and the Exhibits hereto, shall be determined in accordance with and be governed by the laws of the State of California. This Agreement and the Exhibits hereto, consisting of Exhibits A, B-l, B-2, C-1 and C-2 which are hereby incorporated by reference and which constitute a part of this Agreement, along with the Transponder Service Agreement, constitute the entire agreement between the parties concerning the subject matter hereof, and supersede all previous understandings, commitments or representations concerning the subject matter hereof. The parties each acknowledge that the other party has not made any representations other than those which are contained herein. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced.

          20.03 Notices. All notices and other communications from either party
                -------
to the other hereunder shall be in writing and shall be deemed received when actually received if personally delivered, upon acknowledgement of receipt if sent by facsimile, or upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered, addressed to the other party as follows'

     TO HCG:

          If by mail:         Hughes Communications Galaxy, Inc.
                              Post Office Box 92424
                              Worldway Postal Center
                              Los Angeles, California 90009
                              Attention: Senior Vice President
                              cc: Vice President & Legal Counsel

          If by FAX:          Hughes Communications Galaxy, Inc.
                              Attention:  Senior Vice President
                                          (310) 640-1265
                              cc: Vice President & Legal Counsel
                                  (310) 607-4256

          If by personal
          delivery to its
          principal place
          of business at:     Hughes Communications Galaxy, Inc.
                              1990 Grand Avenue
                              E1 Segundo, California 90245
                              Attention: Senior Vice President
                              cc: Vice President & Legal Counsel

     TO LESSEE:

          If by mail:         TVN Entertainment Corporation
                              2901 W. alameda Ave, 7th Floor
                              Burbank, CA 91505
                              Attention:   Stuart Levin
                                           cc: Arthur Fields

          If by FAX:
                              Attention:   818-846-4626
                                           Attn: Stuart Levin
                                           cc: Arthur Fields

          If by personal
          delivery to its
          principal place
          of business at:     --------------------------------

                              --------------------------------

                              --------------------------------

                              --------------------------------
                              Attention:
                                         ---------------------

All payments to be made under this Agreement, if made by mail, shall be deemed to have been made on the date of actual receipt thereof. The parties hereto may change their addresses by giving notice thereof in conformity with this Section 20.03.

          20.04 Severability. Nothing contained in this Agreement shall be
                ------------
construed so as to require the commission of any act contrary to any of the Laws, and wherever there is any conflict between any provision of this Agreement and any Law, such Law shall prevail; provided, however, that in such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby, and all such other provisions shall continue in full force and effect.

          20.05 Taxes. If any property or sales taxes are asserted against HCG
                -----
after, or as a result of, Delivery, by any local, state, national or international, public or quasi-public governmental entity, in respect of Lessee's Transponders or the lease thereof to Lessee, or are asserted in respect of the provision of any other Transponders provided hereunder, Lessee shall be solely responsible for such taxes. If any taxes, charges or other levies are asserted by reason of the use of the point in space or the frequency spectrum at that point in space in which the Satellite containing Lessee's Transponders is located, or the use or ownership of such Satellite (excluding any FCC license fee imposed on the Satellite itself, as compared to the Transponders, which license fee shall be paid by HCG), and such taxes are not specifically allocated among the various components of such Satellite, then HCG, Lessee and the other Owners of such Galaxy IIIR Transponders shall each pay a proportionate amount of such taxes based on the number of Galaxy IIIR Transponders each of them owns or leases.

          20.06 Successors, Assignment. Subject to the limitations on Transfer
                ----------------------
set forth in Section 13, this Agreement shall be binding on and shall inure to the benefit of any and all successors and assigns of the parties, provided, that no Transfer of this Agreement shall relieve either party hereto of its obligations to the other party. Any purported Transfer by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

          20.07 Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          20.08 Survival of Representations and Warranties. All representations
                ------------------------------------------
and warranties contained herein or made by HCG or Lessee in connection herewith shall survive any independent investigation made by HCG or Lessee.

          20.09 No Third-Party Beneficiary. The provisions of this Agreement are
                --------------------------
for the benefit only of the parties hereto and HCA, and no third party other than HCA may seek to enforce, or benefit from, these provisions, except that both parties acknowledge and agree that the provisions of Sections 7.02, 8, 9.01, 9.02, 9.03 and 9.04, are intended for the benefit of both HCG and all other Owners. Both parties agree that any other such Owner shall have the right to enforce, as a third-party beneficiary, the provisions of Sections 7.02, 8, 9.01, 9.02, 9.03 and 9.04, against Lessee directly, in an action brought solely by such other Owner, or may join with HCG or any other Owner, in bringing an action against Lessee for violation of such Sections.

          20.10 Non-Waiver of Breach. Either party hereto may specifically waive
                --------------------
any breach of this Agreement (including an Event of Default) by the other party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party, at any time, and upon notice given in writing to the breaching party, may direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

          20.11 Counterparts. This Agreement may be executed in several
                ------------
counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

          20.12 Documents. Each party hereto agrees to execute and, if
                ---------
necessary, to file with the appropriate governmental entities, such documents as the other party hereto shall reasonably request in order to carry out the purposes of this Agreement and to notify the other party of any such filing.

          20.13 Risk of Loss. The provisions regarding risk of loss in this
                ------------
Agreement supersede Sections 10219 through 10221 of the California Uniform Commercial Code.

21.       Periodic Signal Transmission
          ----------------------------

          HCG shall have the right to periodically transmit essential stationkeeping signals to a single Lessee's Transponder selected by Lessee on Galaxy IIIR; such transmissions will not degrade the performance of the receiving Transponder. Prior to Delivery of Lessee's Transponders, Lessee shall designate in writing to HCG which of Lessee's Transponders may be used for such stationkeeping signal transmissions, and HCG shall use only such designated Transponder for such purposes unless and until such designated Transponder becomes a Failed Transponder, immediately after which Lessee designate in writing to HCG which other Lessee's Transponder may be so used.

22.  HCG's Use of Eight (8) Transponders
     -----------------------------------

Notwithstanding anything to the contrary stated elsewhere in this Agreement, during the term of this Agreement, HCG shall have the right to lease from Lessee
(8) of Lessees Primary Transponders to transmit the NFL game programming for seven (7) hours per every Sunday between 12:00 p.m., noon (Eastern Time) and 7:00 p.m. (Eastern Time) or extended for the NFL game overtime (however, not to exceed seventeen (17) Sundays) during each NFL season in order to satisfy HCG's obligations to DirecTv, Inc., HCG's Affiliate, to provide such transponder capacity. HCG shall pay Lessee $[*] per hour per the use of each of Lessee's Primary Transponders and the payment shall be in the form of a credit against the monthly Base Lease Rate due to HCG by Lessee for the next succeeding months of service. If and when HCG's agreement with DirecTv, Inc. to provide DirecTv, Inc. with the transponder capacity as stated in this Section 22 is terminated (i.e., as DirecTv, Inc. no longer has any obligations to provide the transponder capacity to the NFL), then the terms of this Section 22 shall cease to be of any force and effect, except for the payment obligations that have accrued prior to the effective date of the termination of HCG's agreement with DirecTv, Inc.


23.  Additional Transponder(s)
     -------------------------

     Provided that Lessee is in compliance with all material terms of this Agreement (including but not limited to being current on all payments owed to HCG hereunder), Lessee may lease additional Primary C-Band Transponders on Galaxy IIIR if such Primary C-Band Transponders on Galaxy IIIR are available to be determined by HCG in HCG's sole discretion. If HCG determines in its sole discretion that such requested additional Primary C-Band Transponders are available, then Lessee shall lease additional Primary C-Band Transponders at the same monthly Base Lease Rate as other Lessee's Primary C-Band Transponders through the end of the full term of this Agreement. After lease of such additional Primary C-Band Transponders pursuant to this Section 23 commences, such additional Transponders shall be treated as an additional Lessee's Primary Transponders and as an additional Lessee's Transponders. Lessee shall be obligated to pay the In Orbit Satellite Backup Fee as set forth in Section 3.02
(b) for each of the Primary C-Band Transponders that have been added pursuant to this Section 23, if Lessee has elected to purchase the In Orbit Satellite Backup protection.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first written above.

     HUGHES COMMUNICATIONS               TVN ENTERTAINMENT
     GALAXY, INC.                        CORPORATION

     By: /s/ Carl A. Brown                  By: /s/ Stuart Levin
        ---------------------------         ---------------------------
        Carl A. Brown                       Stuart Levin
        Senior Vice President               President and Chief Executive
                                            Officer